                                                                       EXHIBIT 1



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                                   MESA INC.



                       23,000,000 SHARES OF COMMON STOCK



                               PURCHASE AGREEMENT





Dated:  __________ ___, 1994



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
                               23,000,000 SHARES

                                   MESA INC.
                             (a Texas corporation)

                                  COMMON STOCK

                           (Par Value $.01 Per Share)



                               PURCHASE AGREEMENT


                                                                   _______, 1994


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
BEAR, STEARNS & CO. INC.
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201

Dear Sirs:

         MESA Inc., Texas corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc. ("Bear Stearns"), PaineWebber Incorporated ("PaineWebber"), Salomon Brothers Inc ("Salomon") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Bear Stearns, PaineWebber and Salomon are acting as representatives (in such capacity, Merrill Lynch, Bear Stearns, PaineWebber and Salomon shall hereinafter be called the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase up to 3,450,000 additional shares of Common Stock to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The 23,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any of the 3,450,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Securities."

         Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33- _______) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed each such amendment thereto, if any, and each such amended prospectus as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Pricing Agreement has been executed and delivered.

         SECTION 1.       REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to each Underwriter as of the date hereof and, if later than the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                 (1) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date and at each Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

                 (2) The accountants who certified the financial statements and financial statement schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (3) The consolidated financial statements, including the notes thereto, and financial statement schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified in conformity with generally accepted accounting principles applied, except as otherwise stated in the Registration Statement, on a consistent basis; and the financial statement schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein.

                 (4) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated or contemplated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, required to be disclosed therein, and
         (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (5) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction, if any, in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (6) Each corporate subsidiary of the Company which is a significant subsidiary (each a "Significant Corporate Subsidiary") as defined in Rule 405 of Regulation C of the 1933 Act Regulations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the outstanding shares of capital stock of each such Significant Corporate Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through one or more subsidiaries, free and clear (except as otherwise stated in the Prospectus) of any security interest, pledge or other restriction on transferability or voting.

                 (7) Hugoton Capital Limited Partnership ("HCLP" and, together with the Significant Corporate Subsidiaries, the "Significant Subsidiaries"), is a limited partnership duly organized pursuant to the Delaware Revised Uniform Limited Partnership Act, validly existing as a limited partnership in good standing under the laws of the State of Delaware, has partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the entire partnership interest in HCLP is owned by the Company, through subsidiaries, free and clear (except as otherwise stated in the Prospectus) of any security interest, pledge or other restriction on transferability or voting.

                 (8) Each of the subsidiaries of the Company has (i) generally satisfactory title to all its interests in its oil and gas properties, title investigations having been carried out by or on behalf of such subsidiary in accordance with good practice in the oil and gas industry in the areas in which such subsidiary operates, (ii) good and marketable title to all other real property to the extent necessary to carry on its business, and (iii) good and marketable title to all personal property owned by such subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries considered as one enterprise.

                 (9) The authorized, issued and outstanding capital stock of the Company is as set forth on the face of the Consolidated Balance Sheet as of December 31, 1993 contained in the Prospectus (except for subsequent issuances of Common Stock upon conversion of the remaining general partner interests as described in Notes 1 and 7 to such Consolidated Balance Sheet, or pursuant to employee stock options or this Agreement); all shares of issued Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus (including the Company's Registration Statement on Form 8-A incorporated by reference therein); and the issuance of the Securities is not subject to preemptive or other similar rights. The outstanding shares of Common Stock are listed on the New York Stock Exchange.

                 (10) Neither the Company nor any of its subsidiaries is in violation of its charter or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which violation or default would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Pricing Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, administrative regulation or administrative or court judgment, order or decree.

                 (11) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental authority or agency now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which is required to be disclosed in the Prospectus or which might materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                 (12) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws.

                 (13) This Agreement has been, and, at the Representation Date, the Pricing Agreement will have been, duly executed and delivered by the Company.

                 (14) The Company and the Significant Subsidiaries possess such valid franchises, certificates of convenience and necessity, easements, rights-of-way, operating rights, licenses, permits, consents, authorizations and orders of governmental authorities or agencies as are necessary to carry on the respective business of each as presently being conducted as described in the Prospectus.

                 (15) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act as a result of the offering and sale of the Securities.

                 (16) No forward looking statement (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                 (17) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the 1934 Act, as the case may be, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto to and including each Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (18) Neither the Company nor any of its subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 (19) Each of the Company and its subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (20) Neither the Company nor any affiliate thereof does business with the government of Cuba or with any person located in Cuba.

                 (21) The Company has obtained and delivered to the Representatives the agreements of its directors and executive officers and the purchasers of directed shares to the effect that each such person will not, for a period of 120 days from the Representation Date, without the prior written consent of Merrill Lynch, directly or indirectly, voluntarily offer, sell or otherwise voluntarily dispose of, any shares of Common Stock or any securities convertible into or exercisable for Common Stock owned by such person or with respect to which such person has the power of disposition.

                 (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.





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
         SECTION 2.       SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

                 (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The purchase price per share to be paid by the several Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Securities shall be a fixed price to be determined by agreement between the Representatives and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement and the Prospectus. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives.

                 (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,450,000 shares of Common Stock at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the Representation Date, and may be exercised in whole or in part at any time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities. Such time and date of delivery for the Option Securities (the "Second Closing Time") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, and in no event prior to the First Closing Time, as hereinafter defined, unless otherwise agreed by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

                 (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Merrill Lynch & Co., Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on the fifth business day after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "First Closing

         Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Merrill Lynch & Co., or at such other place as shall be agreed upon by the Representatives and the Company, at the Second Closing Time as specified in the notice from the Representatives to the Company. Each of the First Closing Time and the Second Closing Time is herein called a "Closing Time." Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds, or by wire transfer into one or more accounts designated by the Company or similar next day funds payable to the order of the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time at which such certificates are to be delivered. It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the First Closing Time or the Second Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the Closing Time at which such certificates are to be delivered.

         SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

                 (a) The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto,
         (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any document incorporated by reference therein and any post-effective amendment) or any amendment or supplement to the Prospectus (including any document incorporated by reference therein and any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement, except as required by Section 3(e), or use any such prospectus to which the Representatives or counsel for the Underwriters shall object.

                 (c) The Company will deliver to the Representatives five signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Representatives one conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

                 (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                 (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Company or counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                 (f) The Company will endeavor, in cooperation with the Underwriters and their counsel, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                 (g) The Company will make generally available to its security holders as soon as practicable, but not later than 50 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

                 (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                 (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then, immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission, in accordance with such Rule 430A and

         Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

                 (j) The Company will use its best efforts to cause the Securities to be duly authorized for listing on the New York Stock Exchange, subject to official notice of issuance, on or before the Closing Time at which such Securities are to be delivered hereunder.

                 (k) For a period of five years from the Representation Date, the Company will furnish to the Representatives as soon as they are publicly available copies of all annual, quarterly and current reports that it shall file with the Commission on Forms 10-K, 10-Q and 8-K or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its public stockholders generally.

                 (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to
         Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                 (m) During a period of 120 days from the Representation Date, the Company will not, without Merrill Lynch's prior written consent, directly or indirectly, offer, sell or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable for Common Stock, except that the Company may, without such consent, issue shares of Common Stock upon the exercise of options under its stock option plan and may grant stock options thereunder.

         SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the reproduction of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, engineers and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the reproduction and delivery to the Underwriters of copies of the Blue Sky Survey,
(viii) the fees of the National Association of Securities Dealers, Inc., and
(ix) the listing fees of the New York Stock Exchange.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder to purchase and pay for the Securities to be delivered at either Closing Time are subject to the accuracy of the representations and warranties of the Company herein contained or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                 (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of Merrill Lynch, at a later time and date, not later, however, that 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the majority in interest of the Underwriters; and at such Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the First Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

                 (b) All consents and approvals from any regulatory authority having jurisdiction over the Company necessary for the consummation of the transactions contemplated hereby shall have been obtained by the Company and shall be in full force and effect at such Closing Time.

                 (c) At such Closing Time, the Representatives shall have received the favorable opinion of Baker & Botts, L.L.P., counsel to the Company, dated as of such Closing Time, to the following effect:

                          (i) The Company is a corporation duly organized,
                 validly existing and in good standing under the laws of the State of Texas, with corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement and the Pricing Agreement.

                          (ii) Each Significant Corporate Subsidiary is a
                 corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                          (iii) HCLP is a limited partnership duly organized
                 pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the power and authority under its partnership agreement and such Act to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                          (iv) All of the outstanding shares of capital stock
                 of each Significant Corporate Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and, to such counsel's knowledge, beneficially by the Company, directly or through one or more subsidiaries, free and clear (except as otherwise stated in the Prospectus) of any pledge, security interest or other restriction on transferability or voting. The entire partnership interest in HCLP is owned of record and, to such counsel's knowledge, beneficially by the Company, through subsidiaries, free and clear (except as otherwise stated in the Prospectus) of any pledge, security interest or other restriction on transferability or voting.

                          (v) The execution and delivery by the Company of the
                 Purchase Agreement and the Pricing Agreement, the issuance and delivery of the Securities being delivered at such Closing Time, the application by the Company of the proceeds of the sale of such Securities as contemplated by the Prospectus and compliance by the Company with the terms of the Purchase Agreement, (A) do not and will not result in any violation of the charter or by-laws of the Company, and (B) do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under (1) any indenture, mortgage, loan agreement, note or other similar agreement or instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject or (2) any existing applicable law, rule or regulation or, to the knowledge of such counsel, any judgment, order or decree (other than federal and state securities or blue sky laws and anti-fraud laws, as to which such counsel need express no opinion in this paragraph) of any government, governmental instrumentality or court having jurisdiction over the Company or any Significant Subsidiary or any of its properties.

                          (vi) To their knowledge, there are no legal or
                 governmental proceedings pending or threatened against the Company or its subsidiaries which are required to be disclosed in the Prospectus other than those disclosed therein.

                          (vii) All of the outstanding shares of Common Stock
                 have been duly authorized and validly issued, are fully paid and nonassessable and conform as to legal matters in all material respects to the description of the Common Stock contained in the Prospectus (including the Company's Registration Statement on Form 8-A incorporated by reference therein).

                          (viii) The Company is not a "holding company" as
                 defined in Section 2(a)(7) of the Public Utility Holding Company Act of 1935, as amended.

                          (ix) The documents incorporated by reference in the
                 Prospectus, as of the dates they were filed with the Commission or became effective under the 1934 Act, as the case may be, appeared on the face thereof to comply, as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations (except that such counsel need express no opinion as to the exhibits, financial statements, schedules and other financial, reserve or statistical information included or incorporated by reference in any such document).

                           (x) The Purchase Agreement and the Pricing Agreement
                 have been duly authorized, executed and delivered by the Company.

                          (xi) The Securities to be issued and sold by the
                 Company under the Purchase Agreement at such Closing Time have been duly authorized and will, upon payment therefor as contemplated by this Agreement, be validly issued, fully paid and nonassessable; and there are no preemptive or similar rights with respect to such issuance of such Securities.

                          (xii) The Registration Statement has become effective
                 under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                          (xiii) At the time the Registration Statement became
                 effective, the Registration Statement appeared on its face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (except that such counsel need express no opinion in this paragraph (xiii) as to any documents incorporated therein by reference or as to the exhibits, financial statements, schedules and other financial, reserve or statistical information contained in the Registration Statement or the Prospectus or incorporated by reference therein).

                          (xiv) No authorization, approval or consent of any
                 court or governmental authority or agency (other than pursuant to the securities or blue sky laws of the various states) is required to be obtained by the Company for the sale of the Securities being delivered at such Closing Time under the Purchase Agreement, except for the order of the Commission declaring the Registration Statement effective under the 1933 Act, which order has been obtained.


                 (d) At such Closing Time, the Representatives shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated as of such Closing Time, with respect to the incorporation of the Company, the validity of the Securities being delivered at such Closing Time, the Registration Statement, the Prospectus and such other related matters as the Representatives may require. In giving their opinions required by subsections (c) and
         (d), respectively, of this Section 5, Baker & Botts, L.L.P. and Vinson & Elkins L.L.P. may rely, as to all matters governed by laws other than the law of the State of Texas, the federal law of the United States or the General Corporation Law of the State of Delaware, upon the opinions of other counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such counsel's opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials. In giving such opinions, Baker & Botts, L.L.P. and Vinson & Elkins L.L.P. shall each additionally state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and other persons, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except, in the case of Baker & Botts, L.L.P., as set forth in paragraph (vii) of subsection (c) above) and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and upon the Representatives), no facts have come to such counsel's attention that lead them to believe that (A) the Registration Statement (including documents incorporated by reference therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (including documents incorporated by reference therein), at the time it was issued or at such Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not comment on the exhibits, financial statements, schedules and other financial, reserve or statistical information included in the Registration Statement or the Prospectus.

                 (e) At such Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that: (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of each such officer's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(e), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

                 (f) At the time that this Agreement is executed by the Company, the Representatives shall have received from Arthur Andersen & Co. a letter, dated such date, in form and substance satisfactory to the Representatives, confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that:

                          (i) in their opinion, the audited consolidated financial statements and the related financial statement schedules included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                          (ii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the Audit and Compensation Committees of the Company's Board of Directors from the date of the latest audited financial statements of the Company and its subsidiaries, inquiries of certain officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                  (A)      any unaudited financial statements
                          included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or that such unaudited financial statements are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of audited financial statements referred to above, except as disclosed in the notes to such unaudited financial statements or as otherwise described in the Registration Statement,

                                  (B)      at a specified date not more than
                          five days prior to the date of this Agreement, there was any change (other than as a result of issuance of Common Stock related to employee stock options) in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets or common shareholders' equity of the Company and its subsidiaries, in each case as compared with amounts shown in the December 31, 1993 balance sheet included in the Registration Statement, except in each case for changes or decreases that the Registration Statement discloses have occurred or may occur, or

                                  (C)      for the period from January 1, 1994
                          to a specified date not more than five days prior to the date of this Agreement, there was any decrease in consolidated revenues, consolidated net income or consolidated net income per share, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur; and

                          (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by the Representatives and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company and its subsidiaries identified in such letter.

                 (g) At such Closing Time, the Representatives shall have received from Arthur Andersen & Co. a letter, in form and substance satisfactory to them and dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f), except that the specified date referred to shall be a date not more than five days prior to such Closing Time.

                 (h) The Securities to be delivered hereunder at such Closing Time shall have been duly authorized for listing by the New York Stock Exchange, subject only to official notice of issuance.

                 (i) The Company shall have furnished to the Representatives and counsel for the Underwriters, in form and substance satisfactory to the Representatives and to such counsel, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in Section 5(d) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions in this Agreement.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to such Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 hereof . Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 hereof shall remain in effect.

         SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, insofar as such litigation, investigation, proceeding or claim is based upon such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, any investigation or proceeding by a governmental agency or body, commenced or threatened, or any claim whatsoever, insofar as such litigation, investigation, proceeding or claim is based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that (A) the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (B) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting such loss, liability, claim, damage or expense purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus, provided the Company has delivered the Prospectus to the Underwriters on a timely basis to permit the Prospectus to be sent or given.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall any indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action, or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         SECTION 7.Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Company.

         SECTION 8. Representations, Warranties, Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter or controlling person and will survive delivery of and payment for the Securities.

         Section 9. Termination of Agreement. (a) The Representatives may terminate this Agreement, by notice to the Company at any time at or prior to a Closing Time, (i) if there has been, since the date of this Agreement or the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities or (iii) if trading in the Common Stock has been suspended by the Commission or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, or any other governmental authority or (iv) if a banking moratorium has been declared by federal or New York authorities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 hereof shall remain in effect.

         (c) This Agreement may also terminate pursuant to the provisions of Section 5 hereof, with the effect stated in such Section.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. (a) If one or more of the Underwriters shall fail at either Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                          (i) if the number of Defaulted Securities does not exceed 10% of the number of such Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                          (ii) if the number of Defaulted Securities exceeds 10% of the number of such Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                 (b) No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                 (c) In the event of any such default which does not result in a termination of this Agreement, both the Representatives and the Company shall have the right to postpone such Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of the Equity Syndicate Department; notices to the Company shall be directed to it at 2600 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, attention of ______________________ (telecopy no. (214)
969-2228).

         SECTION 12. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, without giving effect to the principles of conflict of laws thereof.

         SECTION 14. TIME. Specified times of day refer to New York City time.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         SECTION 16. CONSENT AS TO COMPANY COUNSEL. The Underwriters acknowledge that Baker & Botts, L.L.P., which will be acting as counsel to the Company in connection with offer and sale of the Securities, also acts as counsel from time to time to one or more of the Underwriters in connection with unrelated matters. The Company and the Underwriters consent to such firm's so acting as counsel to the Company.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.



                                    Very truly yours,

                                    MESA INC.


                                    By ___________________________________
                                       Name:
                                       Title:


CONFIRMED AND ACCEPTED,
AS OF THE DATE FIRST ABOVE WRITTEN:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC

BY:      MERRILL LYNCH, PIERCE, FENNER
           & SMITH INCORPORATED



By _____________________________________
         Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                                                       EXHIBIT A
                               23,000,000 SHARES

                                   MESA INC.
                             (a Texas corporation)

                                  COMMON STOCK

                           (Par Value $.01 Per Share)


                               PRICING AGREEMENT

                                                            _____________ , 1994


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
BEAR, STEARNS & CO. INC.
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC
  as Representatives of the several Underwriters named in the within-mentioned Purchase
  Agreement
c/o Merrill Lynch & Co.
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201

Dear Sirs:

         Reference is made to the Purchase Agreement dated ____________, 1994 (the "Purchase Agreement") relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., PaineWebber Incorporated and Salomon Brothers Inc are acting as representatives (the "Representatives"), of the above shares of Common Stock (the "Securities"), of MESA Inc., a Texas corporation (the "Company").

         Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

                 1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_____.

                 2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $____, being an amount equal to the initial public offering price set forth above less $____ per share.

         ; provided that the purchase price per share for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         MESA INC.


                                         By __________________________________
                                            Name:
                                            Title:

CONFIRMED AND ACCEPTED,
AS OF THE DATE FIRST ABOVE WRITTEN:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC

BY:      MERRILL LYNCH, PIERCE, FENNER
           & SMITH INCORPORATED


By __________________________________________
   Authorized Signatory


For themselves and as Representatives of the other Underwriters named in the Purchase
Agreement.

                                   SCHEDULE A



                                                                  Number of
                                                             Initial Securities
Name of Underwriter                                            to be Purchased
- -------------------                                          ------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . .
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . .

PaineWebber Incorporated  . . . . . . . . . . . . . . . .

Salomon Brothers Inc  . . . . . . . . . . . . . . . . . .





     Total . . . . . . . . . . . . . . . . . . . . . . . .      23,000,000
                                                                ==========





                                   Sch A - 1